Voya Letterhead                                 Exhibit  24(b)(9)

U.S. Legal/Product Filing Unit

One Orange Way, C2N

Windsor, CT 06095

Brian H. Buckley

Senior Counsel

Phone:  (860) 580-2810

Email:  brian.buckley@voya.com

April 15, 2015

                                                                                                                                                EDGARLINK

United States Securities and Exchange Commission

100 F Street, NE, Room 1580

Washington, DC  20549

Re:      Voya Insurance and Annuity Company

Registration Statement on Form N-4, Post-Effective Amendment No. 65

                  Prospectus Titles:  Voya GoldenSelect ES II and Voya GoldenSelect Opportunities, Voya GoldenSelect Generations

                                                and Wells Fargo Voya Opportunities

File Nos. 333-28679, 811-05626

Ladies and Gentlemen:

In my capacity as Senior Counsel for Voya Insurance and Annuity Company (the “Company”), I have examined the Registration Statement on Form N-4 in connection with the registration under the Securities Act of 1933, as amended to the date hereof, of an indefinite number of units of interest in Separate Account B of the Company (the “Account”).  I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

(1)           The Company is organized in accordance with the laws of the State of Iowa and is a duly authorized stock life insurance company under the laws of Iowa and the laws of those states in which the Company is admitted to do business;

(2)           The Account is a validly established separate investment account of the Company;

(3)           Under Iowa law, the portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account, and such assets are not chargeable with liabilities arising out of any other business the Company conducts;

(4)           The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement.  In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Brian H. Buckley

Brian H. Buckley

Senior Counsel

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